EXHIBIT 23.9

CONSENT OF DIRECTOR

Pursuant to Rule 438 under the Securities Act of 1933, as amended (the “Securities Act”), the undersigned hereby consents to be named as a director of Intelligent Energy Holdings, Inc., in the joint proxy statement/prospectus and the Registrant Statement on Form S-4 of Dickie Walker Marine, Inc., relating to the exchange and the registration of the Registrant’s Common Stock to be filed with the Securities and Exchange Commission pursuant to the Securities Act.

By:	/S/ RAKESH VARMA
Rakesh Varma

Date:	5/1/05